Exhibit 5

Our ref	DIC/RBG001.0094
Your ref

The Royal Bank of Scotland Group plc
RBS Gogarburn
PO Box 1000
Edinburgh
EH12 1HQ

Direct Line: 0131 200 7391

25 September 2008

Dear Sirs

We have acted as Solicitors in Scotland for The Royal Bank of Scotland Group plc (the Company) in connection with the registration under the U.S. Securities Act of 1933, as amended (the Securities Act), of 2,329,825 Ordinary Shares of 25 pence each (the New RBS Ordinary Shares) of the Company pursuant to the registration statement on Form S-8 (the Registration Statement) filed under Rule 462(b) of the Securities Act of 1993 with the Securities and Exchange Commission (SEC) in connection with The Royal Bank of Scotland Group plc Medium Term Performance Plan (the Plan).

We have examined the Registration Statement.  In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein. We have assumed that, prior to the issue of the New RBS Ordinary Shares, any requisite increase in the Company’s authorised ordinary share capital and grant of directors’ authority to allot ordinary shares will be effected by means of a resolution or resolutions duly passed by the shareholders of the Company in a general meeting, and that any conditions necessary for such a resolution(s) to take effect will be duly fulfilled.

Based on the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

1           The Company is a public limited company duly incorporated and not in liquidation under the laws of Scotland; and

2           The New RBS Ordinary Shares, when issued by the Company in accordance with the terms of the Plan will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith, be duly authorised and validly issued and fully paid, and will not be subject to further call or contribution under the laws of Scotland.

We hereby consent:

(i)         to the use of our name in the Registration Statement in the forms and contexts in which it appears; and

(ii)        to the filing of this opinion as an exhibit to the Registration Statement.

In the giving of this consent, we do not admit that we are a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours faithfully

/s/ D. Cumming
For and on behalf of Dundas & Wilson CS LLP